UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, Colorado 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION

Effective June 13, 2019, Global Healthcare REIT, Inc. (the “Company”), through its wholly-owned subsidiary ATL/WARR, LLC consummated a HUD refinancing of its senior mortgage on its skilled nursing facility in Warren County, Georgia. Funding was provided by Greystone Funding Corporation pursuant to a HUD guaranteed secured Healthcare Facility Note in the principal amount of $3,768,600 (the “HUD Note”).

Proceeds from the HUD Note were used to pay off an existing senior mortgage and certain unsecured debt and pay transaction costs. The interest rate on the HUD Note is 3.73%, fixed for the full term of the HUD Note. Payments of principal and interest begin on August 1, 2019 until the Note is paid in full on July 1, 2049 (the “Maturity Date”). The Note is secured by a Healthcare Deed to Secure Debt, Security Agreement and Assignment of Rents covering the Warrenton facility. A copy of the Note is filed herewith as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Healthcare Facility Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: July 11, 2019	/s/ Zvi Rhine
Zvi Rhine, President

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